SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☑ Definitive Proxy Statement

☐ Definitive Additional Materials
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Fauquier Bankshares, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Fauquier Bankshares, Inc.
10 Courthouse Square
Warrenton, Virginia 20186
April 18, 2008
Fellow Shareholders:
You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Fauquier Bankshares, Inc. (the “Company”), the holding company for The Fauquier Bank (the “Bank”), to be held on May 20, 2008, at 11:00 a.m., Eastern Time, at The Fauquier Springs Country Club, Springs Road, Warrenton, Virginia.
The enclosed Notice of Annual Meeting and proxy statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of Smith Elliott Kearns & Company, LLC, the Company’s independent accountants, will be present at the Annual Meeting to respond to any questions that shareholders may have regarding the business to be transacted. Detailed information relating to the Company’s activities and operating performance is contained in our 2007 Annual Report, which is also enclosed.
Your vote is important. Whether or not you expect to attend, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares will be represented. If your shares are held in the name of a broker or other nominee, you should instruct your broker or nominee how to vote on your behalf, or, if you plan to attend the meeting and wish to vote in person, bring with you a proxy or letter from your broker or nominee to confirm your ownership of shares.
On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.

Sincerely yours,

C. H. Lawrence, Jr.
Chairman
Fauquier Bankshares, Inc.

Fauquier Bankshares, Inc.
10 Courthouse Square
Warrenton, Virginia 20186
(540) 347-2700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Tuesday, May 20, 2008

Warrenton, Virginia

April 18, 2008
To the Shareholders of Fauquier Bankshares, Inc.:
NOTICE is hereby given that the Annual Meeting of Shareholders of Fauquier Bankshares, Inc. (the “Company”) will be held at The Fauquier Springs Country Club, Springs Road, Warrenton, Virginia, on Tuesday, May 20, 2008, at 11:00 a.m., Eastern Time (the “Annual Meeting”), for the following purposes:
1.	To elect three Class III directors to serve until the 2011 Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualify.

2.	To ratify the selection of Smith Elliott Kearns & Company, LLC as the Company’s independent public accountants to audit the books of the Company and its subsidiary for the current year.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof, including whether or not to adjourn the Annual Meeting.
The Board of Directors has fixed the close of business on March 21, 2008, as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.
A copy of the annual report of the Company for the year ended December 31, 2007, a proxy card and a proxy statement accompany this notice.
It is important that your shares be represented at the meeting. Whether or not you expect to be present in person, please complete, sign, date, and promptly mail the enclosed proxy card. A return envelope is enclosed for your convenience that requires no postage if mailed within the United States. If you are present at the meeting, you may, if you wish, withdraw your proxy and vote your shares personally. Any shareholder giving a proxy has the right to revoke it at any time before it is exercised by providing written notice to the Secretary of the Company.
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares “held in street name,” and these proxy materials are being forwarded to you by your broker or nominee. Your name does not appear on the register of shareholders and in order to be admitted to the meeting, you must bring a proxy or letter showing that you are the beneficial owner of the shares. Unless you have obtained a proxy from your broker or nominee, you will not be able to vote at the meeting and should instruct your broker or nominee how to vote on your behalf.

Fauquier Bankshares, Inc.

By Order of the Board of Directors

Edna T. Brannan, Secretary

Fauquier Bankshares, Inc.
10 Courthouse Square
Warrenton, Virginia 20186
(540) 347-2700
PROXY STATEMENT
SOLICITATION AND VOTING OF PROXIES
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fauquier Bankshares, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at The Fauquier Springs Country Club, Springs Road, Warrenton, Virginia, on Tuesday, May 20, 2008 at 11:00 a.m., Eastern Time, and at any adjournments thereof.
The cost of proxy solicitation will be borne by the Company. Additional solicitations may be made by letter, e-mail, telephone or facsimile by the Company or by its directors or regular employees, without additional compensation.
The Company began mailing this proxy statement and the form of proxy solicited hereby to its shareholders on or about April 18, 2008.
Any proxy given pursuant to this solicitation may be revoked by the person executing it at any time prior to its exercise by submitting to the Secretary of the Company a written notice of revocation or a properly-executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting.
VOTING SECURITIES
As of March 21, 2008, the record date fixed for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, there were 3,568,308 outstanding shares of common stock, which is the only class of stock of the Company. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Shares of stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted as specified therein. If no specification is made, shares represented by signed proxy cards will be voted for the election of each of the nominees for director named in this proxy statement and for the ratification of the selection of Smith Elliott Kearns & Company, LLC (“Smith Elliott”) as the Company’s independent public accountants.
The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.
As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote “FOR” the election of the nominees proposed by the Board of Directors or to “WITHHOLD AUTHORITY” to vote for one or more of the nominees being proposed. Under Virginia law, if a quorum is present, the nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. Approval of any other matter requires that the matter receive more votes “FOR” than votes “AGAINST” the matter. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customers) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, they are generally not counted for purposes of determining whether a matter has been approved, and therefore have no effect.

PROPOSAL ONE:
ELECTION OF CLASS III DIRECTORS
The Company’s articles of incorporation provide that the Board of Directors of the Company is classified into three classes (I, II and III), with one class being elected every year for a term of three years. In addition, under Virginia law, a director appointed to the Board of Directors in between meetings of the shareholders must stand for election at the next annual meeting of shareholders. The Board of Directors currently consists of ten directors. Mr. Green, who retired from the Board in 2005, continued to attend Board meetings in a non-voting capacity and received fees for meetings attended as director emeritus during 2007. The terms of office of the Class III directors expire this year.
Messrs. Larson and Minter and Mrs. Stringfellow, each of whom currently serves as a Class III director, are proposed for election as Class III directors. If elected, these individuals shall hold office until the 2011 Annual Meeting and until their successors shall have been elected and shall qualify.
Certain information is set forth below concerning the three nominees for election at the 2008 Annual Meeting, as well as the other Class I and II directors who will continue in office until the 2009 and 2010 Annual Meetings, respectively.
Nominees for Election at 2008 Annual Meeting
Class III (To Serve Until the 2011 Annual Meeting)
Douglas C. Larson, 61, has been a director of the Company and a director of the Bank since 1996. Mr. Larson has been Vice President of the Piedmont Environmental Council since December 2000. The Piedmont Environmental Council is a non-profit organization working to promote and protect the natural resources, the rural economy, the history and the beauty of the nine county Piedmont region. From 1977 through November 2000, he served in various capacities at the Airlie Foundation, a conference and research center in Fauquier County, Virginia.
Randolph T. Minter, 48, has been a director of the Company and a director of the Bank since 1996. Mr. Minter has been President and owner of Moser Funeral Home, Inc. since 1986, having worked prior to that time in various positions at the funeral home since 1980. He also has owned and operated Bright View Cemetery, Inc. in Fauquier County, Virginia since 1990.
H. Frances Stringfellow, 69, has been a director of the Company since 1999 and a director of the Bank since 2000. Ms. Stringfellow served as Secretary of the Company from 1991 to May 2004. She was an independent contractor administrative consultant to the Bank from June 1999 through December 2002, focusing on internal audit and strategic planning support. Ms. Stringfellow was employed by the Bank and served in various executive and other positions from 1986 until she retired as Senior Vice President, Administrative Services, in May 1999.
Directors Continuing in Office After 2008 Annual Meeting
Class I (Terms Expire in 2009)
John B. Adams, Jr., 63, has been a director of the Company since 2003 and a director of the Bank since 2002. He was elected Vice Chairman of the Bank in January 2004. Mr. Adams was President and Chief Executive Officer of A. Smith Bowman Distillery from 1989 through October 2003. Mr. Adams serves as President and Chief Executive Officer of Bowman Companies, primarily a family real estate holding company, and is a director of Universal Corporation, a publicly traded company headquartered in Richmond, Virginia.
C. H. Lawrence, Jr., 63, has been a director of the Company since 1984 and a director of the Bank since 1980. He has been Chairman of the Company and of the Bank since June 2006. Mr. Lawrence is a consultant and has been an independent contractor with the Bank since February 1998. He was owner and general manager of Country Chevrolet, Inc. from 1976 to 1997. Mr. Lawrence served as Chairman of the Bank from March 1996 to March 1997.
John J. Norman, Jr., 45, has been a director of the Company and a director of the Bank since 1998. Mr. Norman has served as President and Principal Broker of Norman Realty, Inc., a commercial real estate sales and leasing brokerage in Manassas, Virginia since June 2001. He served as Vice President and Associate Broker for Norman Realty, Inc. from 1991 to June 2001, and as a sales agent of the company from 1989 to 1991. Mr. Norman founded Norman Property Services in 1993, and Blueline Conservation Incentives, LLC in 2005, and serves as president of both organizations.
Class II (Term Expires in 2010)
Randy K. Ferrell, 57, has been a director of the Company since 2003 and a director of the Bank since 2002. He has been President of the Company since May 2003 and Chief Executive Officer since June 2004. He has been Chief Executive Officer of the Bank since June 2003 and President of the Bank since 2002. He served as Senior Vice President of the Company from 1994 to May 2003. Mr. Ferrell was Chief Operating Officer of the Bank from 2002 to June 2003, Executive Vice President of the Bank, Commercial and Retail Banking and Management Information Systems from 2001 to 2002, and Senior Vice President, Commercial Lending from 1994 to 2001.
Brian S. Montgomery, 55, has been a director of the Company and a director of the Bank since 1990. Mr. Montgomery has been owner and President of Warrenton Foreign Car, Inc. located in Warrenton, Virginia, since 1972.
P. Kurtis Rodgers, 40, has been a director of the Company and a director of the Bank since March 2007. Mr. Rodgers is President and Chief Operating Officer of S.W. Rodgers Co., Inc., a heavy highway site contractor headquartered in Gainesville, Virginia that operates throughout Virginia. Prior to his appointment as President and Chief Operating Officer in 1998, Mr. Rodgers served in a variety of capacities within S.W. Rodgers Co., Inc.
Sterling T. Strange, III, 47, has been a director of the Company and the Bank since March 2007. Mr. Strange is President and Chief Executive Officer of The Solution Design Group, Inc., an information technology consulting firm to the transportation industry located in Warrenton, Virginia and Orlando, Florida. Prior to establishing The Solution Design Group in 2004, Mr. Strange founded Decision Support Technologies, Inc., which was sold to Air-Transport IT Services, where he served as Executive Vice President and Chief Solutions Officer beginning in 2002.
The Board recommends that the shareholders vote “FOR” the above nominees as directors. The persons named in the proxy will vote for the election of the above nominees unless authority is withheld. The Board of Directors has no reason to believe that any of the above nominees will be unable to serve as a director. However, if any should be unable for any reason to accept the nomination or election, it is the intention of the persons named in the proxy to vote those proxies authorizing them to vote for the election of directors for the election of such other person or persons as the Board of Directors may in its discretion recommend.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
Independence. A majority of the directors are “independent directors” as defined by the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”), and the Board of Directors has determined that these independent directors have no relationships with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The independent directors are Messrs. Adams, Larson, Lawrence, Minter, Montgomery, Norman, Rodgers, Strange and Ms. Stringfellow. In determining the independence of the directors, the Board considered the following relationships that Mr. Lawrence and Mr. Norman have with the Company: (i) Mr. Lawrence serves as a consultant to the Bank and is paid for this service pursuant to an arrangement described on page 9; and (ii) Norman Realty, Inc., of which Mr. Norman serves as President, has been engaged by the Bank to scout potential sites for future branches and would receive a sales commission from the seller of any property purchased by the Bank under this engagement. After considering these relationships, the Board concluded that Messrs. Lawrence and Norman are both independent.
Shareholder Communications with the Board of Directors. Any shareholder who wishes to contact the Board of Directors or any of its members may do so by writing to Fauquier Bankshares, Inc., Board of Directors, c/o Secretary, 10 Courthouse Square, Warrenton, Virginia 20186. The Secretary of the Company will promptly forward all such communications to the specified addressees. Communications may also be directed to the Board of Directors through our website: www.fauquierbank.com, under “Contact Us.” Emails sent through our website clearly addressed to the Board of Directors or to a specific director will be forwarded by our webmaster as indicated.
Meetings and Attendance. During the year ended December 31, 2007, the Board of Directors held twelve meetings. Each director attended at least 75% of the aggregate of: (1) the number of Board meetings held during the period in which he or she has been a director and (2) the number of meetings of all committees on which he or she served.
The Company has not adopted a formal policy on Board members’ attendance at our annual meetings of shareholders, although all Board members are encouraged to attend. All Board members attended our 2007 Annual Meeting of Shareholders.
Audit Committee. The Board has an Audit Committee, composed entirely of directors who satisfy the independence and financial literacy requirements for audit committee members under the NASDAQ listing standards and applicable Securities and Exchange Commission (“SEC”) regulations. In addition, at least one member of the Audit Committee has past employment experience in finance or accounting or comparable experience which results in the individual’s financial sophistication. The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent registered public accounting firm. The Audit Committee held ten official meetings and several informal discussions in fiscal 2007. The Audit Committee report is set forth below. The current members of the Audit Committee are Messrs. Adams, Larson, Strange and Ms. Stringfellow. The Board of Directors has determined that Ms. Stringfellow qualifies as the audit committee financial expert as defined by SEC regulations and has designated her as the Company’s Audit Committee Financial Expert. The Audit Committee operates pursuant to a written charter, which is posted on the Bank’s website: www.fauquierbank.com under “Investor Relations — Corporate Governance.” The committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.
Compensation and Benefits Committee. The Company has a Compensation and Benefits Committee, whose function is to aid the full Board of Directors of the Company in meeting its overall responsibilities with regard to the oversight and determination of executive compensation. The committee, composed entirely of directors who satisfy the independence requirements for compensation committee members under the

NASDAQ listing standards, held seven official meetings and several informal discussions in fiscal 2007. The current members of the Company’s Compensation and Benefits Committee are Messrs. Larson, Lawrence, Minter, Montgomery and Rodgers. These same directors serve as the Bank’s Compensation and Benefits Committee, whose function is to aid the Board of Directors of the Bank in meeting its overall responsibilities with regard to the oversight and determination of executive compensation. The Bank’s Compensation and Benefits Committee held seven official meetings and several informal discussions during fiscal 2007.
The Compensation and Benefits Committees operate pursuant to written charters, which are posted on the Bank’s website: www.fauquierbank.com under “Investor Relations — Corporate Governance.” The Committees review and reassess the charters annually and recommend any changes to the Board for approval.
Board Governance and Nominating Committee. The responsibilities of the Board Governance and Nominating Committee include the evaluation of the Board’s structure, personnel and processes, along with the responsibility for making recommendations to the full Board regarding nominations of individuals for election to the Board of Directors. The committee is composed entirely of directors who satisfy the independence requirements for nominating committee members under the NASDAQ listing standards. The members of the Board Governance and Nominating Committee are Messrs. Adams, Lawrence, Norman, Rodgers and Ms. Stringfellow. The committee held five official meetings in 2007 and several informal discussions. The committee operates pursuant to a written charter, which is posted on the Bank’s website: www.fauquierbank.com under “Investor Relations — Corporate Governance.” The committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.
Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. The committee generally reviews a potential candidate’s background, experience and abilities, the contributions the individual could be expected to make to the collective functioning of the Board and the needs of the Board at the time. During 2005, the Board adopted Corporate Governance Guidelines for the Company, which outline certain specific criteria that the Board seeks to attract, which include (i) a commitment to the Company’s purpose and to all stakeholders equally; (ii) informed, mature and practical judgment developed as a result of management or policy-making experience; (iii) business acumen, with an appreciation of the major issues facing a company of comparable size and sophistication; (iv) financial literacy in reading and understanding key performance reports; (v) integrity and an absence of conflicts of interest; (vi) visionary thinking and strategic planning expertise; (vii) ability to influence others; (viii) strong organizational and self-management skills; (ix) being independent according to NASDAQ listing standards; (x) having sufficient time to prepare and meet Board commitments; and (xi) meeting age limit requirements.
The Board Governance and Nominating Committee will consider candidates for directors proposed by shareholders. The committee has no formal procedures for shareholders to submit candidates for consideration, and, until otherwise determined, will accept written submissions that include the name, address and telephone number of the proposed nominee, along with a brief statement of the candidate’s qualifications to serve as a director. All such shareholder recommendations should be submitted to the attention of the Chairman, Board Governance and Nominating Committee, Fauquier Bankshares, Inc., 10 Courthouse Square, Warrenton, Virginia 20186, and must be received no later than January 15, 2009 in order to be considered for the next annual election of directors. Any candidates submitted by a shareholder are reviewed and considered in the same manner as all other candidates. The current nominees for Class III members of the Board of Directors were approved on the recommendation of the Board Governance and Nominating Committee.
In addition, in accordance with the bylaws of the Company, any shareholder entitled to vote in the election of directors generally may directly nominate one or more persons for election as directors at an Annual Meeting if the shareholder gives written notice of his or her intent to make such nomination. In accordance with the Company’s bylaws, a shareholder nomination must include (i) the name and address of the shareholder who intends to make the nomination and of the person(s) to be nominated, (ii) a representation that the shareholder is an owner of common stock of the Company, entitled to vote, and intends to appear at the Annual Meeting (in person or by proxy) to nominate the individual(s) specified in the notice, (iii) a description of all arrangements or understandings between the shareholder and each nominee for director pursuant to which the nomination(s) are made by the shareholder, (iv) such other information regarding such nominee proposed by the shareholder as required in the proxy rules of the SEC including the amount and nature of each nominee’s beneficial ownership, age and principal occupation for the past five years, and (v) the written consent of each nominee to serve as a director of the Company if so elected. All such nominations for the 2009 Annual Meeting must be in proper written form and received by the Secretary of the Company by March 19, 2009, provided that such notice shall not be required to be given more than 90 days prior to the 2009 Annual Meeting.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), officers, directors and beneficial owners of more than 10% of the Company’s common stock are required to file reports on Forms 3, 4 and 5 with the SEC to report their beneficial ownership of the Company’s common stock as well as certain changes in such beneficial ownership. Based solely upon the Company’s review of such reports, the Company reports that there was one late filing during the fiscal year ending December 31, 2007. Mr. Montgomery reported one transaction on Form 4 late during 2007. The Company also wishes to disclose a late filing with respect to the fiscal year ended December 31, 2006. Mr. Green, a director, reported one transaction on Form 4 late during 2006.

DIRECTORS’ COMPENSATION
Fiscal 2007

					Change in
					Pension Value
				Non-	and
				Equity	Nonqualified
	Fees Earned			Incentive	Deferred
	or Paid in	Stock	Option	Plan	Compensation	All Other
	Cash [2]	Awards [3,4]	Awards	Compensation	Earnings	Compensation	Total
Name [1]	($)	($)	($)	($)	($)	($)	($)
Lawrence Jr., C.H.	47,100	8,327	—	—	—	13,500 [5]	68,927
Chairman of the Board
Adams Jr., John B.	28,800	8,327	—	—	—	—	37,127
Green, Alexander [6]	1,300	—	—	—	—	—	1,300
Haworth, Stanley C.	7,600	4,904	—	—	—	—	12,504
Larson, Douglas C.	27,900	8,327	—	—	—	—	36,227
Minter, Randolph T.	29,400	8,327	—	—	—	—	37,727
Montgomery, Brian S.	31,300	8,327	—	—	—	—	39,627
Neale, H. Paul	6,800	4,904	—	—	—	—	11,704
Nevill, Pat H.	9,300	4,904	—	—	—	—	14,204
Norman Jr., John J.	20,800	8,327	—	—	—	—	29,127
Rodgers, P. Kurt	16,700	—	—	—	—	—	16,700
Strange, Sterling T.	19,200	—	—	—	—	—	19,200
Stringfellow, H. Frances	27,700	8,327	—	—	—	—	36,027
Tiffany, C. Hunton[7]	300 [8]	2,371	—	—	—	30,585 [8]	33,256

(1)	Randy K. Ferrell, the Company’s President and Chief Executive Officer is not included in this table as he is an executive of the Company and thus receives no compensation for his services as a director. The compensation received by Mr. Ferrell as an executive of the Company is shown in the Summary Compensation Table on page 19.

(2)	Because each Company director also serves on the Bank’s board of directors, the amounts reported in this table reflect compensation for board service paid by the Company and the Bank.

(3)	Reflects the dollar amount recognized in the fiscal year for financial statement reporting purposes in accordance with SFAS No. 123(R) for restricted stock awards granted during 2005, 2006, and 2007 under the Omnibus Plan. As of December 31, 2007, each non-executive director held the following shares of restricted stock: Mr. Montgomery: 999; Mr. Adams: 999; Mr. Haworth: 558; Mr. Lawrence: 999; Mr. Larson: 999; Mr. Minter: 999; Mr. Neale: 558; Ms. Nevill: 558; Mr. Norman: 999; Ms. Stringfellow: 999; and Mr. Tiffany: 282.

(4)	Each non-executive director received an award of 441 shares of restricted stock on February 15, 2007 under the Omnibus Plan, which shares vest on February 15, 2010. The grant date fair value of each restricted stock award to the non-executive directors for 2007, computed in accordance with SFAS No. 123(R), was $25.40 per share or $3,423 per director. Assumptions used in the calculation of these amounts are included in Note 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2008.

(5)	As discussed below, Mr. Lawrence performs specific duties for the Bank on a part-time basis in addition to his duties as a director of the Company and the Bank. Mr. Lawrence’s compensation for these part-time services is $500 for each half day and $1,000 for each full day of services provided to the Bank. During 2007, compensation to Mr. Lawrence for these services totaled $13,500, which compensation is in addition to the compensation Mr. Lawrence receives as a director of the Company and the Bank.

(6)	Mr. Green is retired from the Board of Directors, but continued to attend Board meetings in a non-voting capacity and received fees for meetings attended as director emeritus during 2007.

(7)	Mr. Tiffany retired from the Company’s Board on January 15, 2007.

(8)	Includes cash compensation paid to Mr. Tiffany in 2007 as a non-employee director and Chairman of the Company’s and the Bank’s Boards of Directors prior to his retirement as well as $30,585 in payments received from the Tiffany SERP explained in the “-Supplemental Retirement Plan for C. Hunton Tiffany” section below.
Retainer and Meeting Fees. Non-employee directors of the Bank received an annual retainer of $5,000 for Bank board service during 2007. In 2007, non-employee directors of the Company received a fee of $300 for each Company Board and committee meeting attended (except that Committee Chairmen for the Audit, Compensation and Benefits and Board Governance and Nominating Committees received $400 for each Company committee meeting they chaired) and non-employee directors of the Bank received a fee of $500 for each Bank Board meeting and $300 for each Bank committee meeting attended.
Effective March 31, 2007, based on the recommendation of the Compensation and Benefits Committee in light of the increased demands of time, responsibility and liability on board members and a continuing increase in non-employee director compensation in the financial institutions industry, the Board made the following changes to director compensation. In addition to the annual retainer for Bank board service of $5,000, each non-employee director will also receive an annual retainer for Company board service of $3,000, and annual retainers will be pro-rated at one half for any director who will not serve after the annual meeting of shareholders. Non-employee directors of the Company will receive a fee of $800 for each joint meeting of the Company and Bank Boards attended.
Director Deferred Compensation Plan. The Company has a Director Deferred Compensation Plan (the “Deferred Compensation Plan”), pursuant to which any non-employee director of the Company or the Bank may elect to defer receipt of all or any portion of his or her compensation as a director. A participating director may elect to have amounts deferred under the Deferred Compensation Plan held in a deferred cash account credited on a quarterly basis with interest equal to the highest rate offered by the Bank at the end of the preceding quarter. Alternatively, a participant may elect to have a deferred stock account in which deferred amounts are treated as if invested in the Company’s common stock at the fair market value on the date of deferral. The value of a stock account will increase and decrease based upon the fair market value of an equivalent number of shares of common stock. In addition, the deferred amounts deemed invested in common stock will be credited with dividends on an equivalent number of shares. Amounts considered invested in the Company’s common stock are paid, at the election of the director, either in cash or in whole shares of common stock and cash in lieu of fractional shares. Directors may elect to receive amounts contributed to their respective accounts through up to five installment payments. The Company may establish a trust to hold amounts deferred and which accumulate under the plan. The purpose of the Deferred Compensation Plan is to give the non-employee directors the option of deferring current taxation on directors’ fee income.

Non-Employee Director Stock Option Plan. The Company had a Non-Employee Director Stock Option Plan (the “Director Option Plan”) that expired in 1999. Under the Director Option Plan, each director who was not an employee of the Company or the Bank received an option grant covering 2,240 shares of Company common stock on April 1 of each year during the five-year term of the Director Option Plan. The first grant under the Director Option Plan was made on May 1, 1995. During the term of the Director Option Plan, a total of 120,960 options were granted under the plan. There are 29,620 options under the Director Option Plan remaining available to be exercised. The exercise price of awards was fixed at the fair market value of the shares on the date the option was granted. The options granted under the plan became exercisable six months from the date of grant except in the case of death or disability. Options that are not exercisable at the time a director’s service on the Board terminates for reasons other than death, disability or retirement in accordance with the Company’s policy are forfeited. The purpose of the Director Option Plan was to promote a greater identity of interest between non-employee directors and the Company’s shareholders by increasing each non-employee director’s proprietary interest in the Company through the award of options to purchase Company common stock.
Omnibus Stock Ownership and Long-Term Incentive Plan. The Company has an Omnibus Stock Ownership and Long-Term Incentive Plan (the “Omnibus Plan”), which was established in 1998 for employees and amended and restated in 2000 to include non-employee directors. 180,000 shares of stock were reserved for awards to non-employee directors during the term of the plan, which expires in 2010. The first grant to non-employee directors was made on May 23, 2000. Under the Omnibus Plan, non-qualified options to acquire shares of Company common stock, restricted stock, stock appreciation rights, and/or units may be granted from time to time to non-employee directors of the Company and of any of its subsidiaries.
During 2000, 2001 and 2002, non-employee directors received awards of options under the Omnibus Plan. During 2003, no equity awards were granted to non-employee directors under the plan. In 2004, the Company began granting restricted stock to non-employee directors under the plan instead of options. For 2007, non-employee directors received restricted stock awards equal in value to 40% of the restricted stock incentive earned by management under the 2007 Management Incentive Plan divided by the number of directors eligible for the awards. The Compensation and Benefits Committee determined the dollar amount earned in relation to the Management Incentive Plan and then determined the number of restricted shares to award by dividing that amount by the closing price of the Company’s common stock on the day prior to such determination. Only directors continuing in office after the 2007 Annual Meeting were eligible to receive restricted stock awards. On February 15, 2007, 441 shares of restricted stock were awarded to each non-employee director continuing in office after the 2007 Annual Meeting under the Omnibus Plan. These shares vest on February 15, 2010.
In February 2008, the Compensation and Benefits Committee recommended, and the Board approved, de-linking the calculation of non-employee director’s restricted stock grant from the Management Incentive Plan as described above. Beginning in 2009, restricted stock grants will be calculated by dividing $8,500, the average restricted stock grant awarded in 2004 through 2007, by the closing price of the Company’s common stock on the day prior to the day the Compensation Committee makes the determination. This approach was chosen because it is more consistent with shareholder’s long-term interest and increases director ownership of Company shares.
Consulting Agreement with C. H. Lawrence, Jr. Pursuant to a written agreement dated April 16, 2007, Mr. Lawrence performs specific duties for the Bank on a part-time basis in addition to his duties as a director of the Company. These duties include business development, and planning and conducting various sales training classes for Bank employees such as “Establishing Customer Relationships for Managers and Customer Sales Representatives”, “Building a Winning Sales Team”, and “Developing Teller Excellence”. Mr. Lawrence’s compensation for these part-time services is $500 for each half day and $1,000 for each full day of services provided to the Bank. During 2007, compensation to Mr. Lawrence for these services totaled $13,500, which compensation is in addition to the compensation Mr. Lawrence receives as a director of the

Company. This agreement is in effect through December 31, 2008. Either party may terminate the agreement at any time.
Supplemental Retirement Plan for C. Hunton Tiffany. Former Director Tiffany receives payments under a supplemental retirement plan (the “Tiffany SERP”) that was created to supplement his retirement income following his retirement from his position as Chief Executive Officer of the Company and the Bank. In 2000, the Board of Directors authorized the investment of a specially designed life insurance policy to be carried as an asset of the Bank and to be used to fund the Tiffany SERP. The initial investment of $749,000 was implemented on August 10, 2000, and was split equally between Lincoln National (formerly Jefferson Pilot Life Insurance) and ING Group, aka Life of Denver (formerly Southland Life Insurance Companies). At December 31, 2007, the approximate cash surrender value was $1,041,954. Mr. Tiffany began receiving payments from this SERP in July 2004. The Board’s objective was to supplement Mr. Tiffany’s expected retirement earnings under then-existing plans to provide him with approximately 70% of his annual income at the time of retirement. The expected tax attributes, increases in cash value, and receipt of death benefits were believed to make the life insurance investment an effective means of paying for, or off-setting the cost of the Tiffany SERP. For 2007, Mr. Tiffany received payments from this plan totaling $30,585.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Philosophy. The Company strives to be an organization where work is satisfying to our staff and where knowledgeable and skillful associates can work in a challenging and rewarding atmosphere. Achievement of these goals is critical to the Company’s ability to provide quality products and services to its clients, as well as provide reasonable return to its shareholders. The Company considers compensation an integral part of this strategy. The compensation system must support the achievement of these goals by making a significant contribution to the achievement of strategy and objectives at an acceptable level of compensation and ongoing development of the organization and its human resources.
The Company’s compensation system is designed to result in the achievement of the Company’s objectives. To this end, the compensation system is designed to: (i) attract people whose qualifications clearly meet or exceed the minimum education, experience and skills specified for each job; (ii) attract those who are willing to be held accountable for results; (iii) retain those who achieve the high level of results expected; (iv) motivate people to seek additional accountability; take reasonable risks and achieve greater than expected results; (v) differentiate between the performers and those who do not want to be accountable or fail to achieve results.
Overview of Compensation Program. The Company’s Compensation and Benefits Committee (the “Committee”) approves the Company’s compensation philosophy, strategy and policy. Although executive compensation is primarily paid by the Bank, the Committee develops Company goals and objectives relevant to the compensation of the Chief Executive Officer and the Company’s other executive officers, including developing annual and long-term performance objectives for the Chief Executive Officer for joint approval by the Boards of the Company and the Bank, and developing and approving annual and long-term performance objectives for the executive officers other than the Chief Executive Officer.
With the assistance of the Bank and Company Boards, the Committee evaluates the performance of the executive officers and sets their annual compensation, including annual salary, cash and equity incentive awards, and other direct or indirect benefits. The Chief Executive Officer makes recommendations regarding compensation with respect to the other executive officers, although the Committee makes the final decision. The Committee also annually approves compensation structures, job values, compensation budgets and distribution guidelines of the Bank with the Board of Directors’ approval. In addition to the

Chief Executive Officer, Human Resources Department personnel periodically attend Committee meetings and make presentations to the Committee on compensation and benefits matters. The Committee meets in executive session, without the CEO, when discussing CEO compensation.
Finally, the Committee is responsible for reviewing the competitiveness of the Company’s executive compensation programs to ensure (i) the attraction and retention of senior management; (ii) the motivation of senior management to achieve the Company’s business objectives; and (iii) the alignment of the interests of key leadership with the long-term interests of the Company’s shareholders.
The Company’s only executive officers during 2007 are the Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, who are referred to throughout this discussion as the “named executive officers” or “NEOs.”
Establishing Executive Compensation. We compensate our senior management, including our NEOs, through a mix of base salary, cash and equity incentive compensation, perquisites and benefits designed to be competitive with our peer financial institutions. Cash and equity incentive awards to senior management are made pursuant to our Management Incentive Plan, which is designed to reward company-wide performance through tying awards to selected performance goals including return on equity, loan growth, and deposit growth. We want to provide our NEOs with a level of assured cash compensation in the form of base salary as well as cash and equity opportunities in the form of incentive compensation that will help recruit, retain and reward competent and effective executive talent, and at the same time align senior management’s interests with the long-term interests of our stockholders.
The compensation planning process consists of annually establishing an overall executive compensation package and then allocating that compensation among base salary, and cash and equity incentives under the Management Incentive Plan. In order to recruit and retain top executive talent whom we expect to provide performance that will create and sustain long-term value for our stockholders, we intentionally pay overall compensation that is slightly higher than that paid by most of our peer companies. Our base salaries are comparable with the base salaries paid by most of our peer companies for comparable positions. We generally offer higher at-risk (or incentive) compensation components in the form of cash and equity incentive compensation under our Management Incentive Plan, and incentive compensation comprises a large portion of our total compensation.
As in previous years, for 2007 the Committee engaged an outside compensation consultant, L. R. Webber and Associates, to recommend the design of our Management Incentive Plan, and to perform an analysis of the compensation of our NEOs, other senior management, and non-employee directors compared to other financial institutions to assist in establishing the total compensation package for our senior management team. The consultant prepared this competitive market analysis after reviewing information from: (i) the L. R. Webber Associates, Inc. Regional Salary/Benefits Survey, which included information about financial institutions of comparable asset size and performance levels in Virginia, Northern Virginia and Pennsylvania; (ii) the SNL Securities Executive Compensation Survey (“SNL”), which concentrated on publicly-traded financial services companies of comparable asset size located in Maryland, North Carolina, Pennsylvania, and Virginia; and (iii) the 2006 Virginia Bankers Association Salary, Benefits, and Director Compensation Survey, which provided information about Virginia banks by region and asset size. In preparing this analysis, the consultant focused on base salaries of the NEOs at these companies, the weighting of the cash and equity incentive compensation relative to base salaries, and the performance measures used by these companies to determine executive compensation. The consultant also projected base salary ranges for 2007 for these companies.
The consultant presented this competitive market analysis to the Committee at its meeting at the beginning of the year, so the Committee could refer to the information in determining base salary changes for 2007 and determine the performance goals and types of awards to be granted under the Management Incentive Plan. For setting 2007 NEO compensation, the Committee focused more heavily on the executive compensation paid by the companies in the L. R. Webber Associates, Inc. Regional Salary/Benefits Survey.
Decisions regarding the base salaries for the NEOs are generally made at the Committee’s first meeting following the availability of the Company’s financial results for the prior year. In addition to referring to the consultant’s peer analysis, the Committee uses the prior year financial results to evaluate the NEO’s performance against his individual performance plan for the prior year. In determining the Chief Financial Officer’s and the Chief Operating Officer’s base salary, the Committee also considers the recommendation of the Chief Executive Officer.
Generally at this meeting, the Committee also determines the extent to which the cash and equity incentive awards under the Management Incentive Plan for the prior year were earned by measuring actual outcomes against the pre-determined performance goals. The Committee sets the performance goals for the Management Incentive Plan for the current year at its next meeting. The performance goals are made as early as practicable in the year in order to maximize the time period for the incentives associated with the awards to be achieved. The Committee’s schedule is determined several months in advance, and the proximity of the granting of any equity awards to announcements of earnings or other market events is coincidental.
The Chief Executive Officer attends these Committee meetings, although the Chief Executive Officer is not present during deliberations or voting concerning his own compensation. The Committee seeks the Chief Executive Officer’s input regarding the performance evaluation and compensation recommendations for the Chief Financial Officer and the Chief Operating Officer. The Chief Executive Officer sets base salaries and makes cash incentive awards to non-executive officer senior management within specific guidelines established by the Committee. The Committee does not delegate authority to the Chief Executive Officer with respect to equity awards of any kind.
The Compensation Committee engaged the services of Pearl Meyer & Partners in September 2007 as outside compensation consultants to assist in the annual establishment of an overall executive compensation package beginning in 2008.
Base Salaries. Based on an evaluation of their personal performance against their individual performance plans for 2006, reference to the competitive market analysis provided by the compensation consultant and a review of the Company’s overall performance in 2006, the Committee set the base salary for the Chief Executive Officer for 2007 at $235,645 and for the Chief Financial Officer for 2007 at $154,000. Both of these 2007 base salaries were increased from 2006, reflecting the Committee’s determination that the Company and each NEO had performed well in 2006. The Chief Operating Officer was hired on January 1, 2007 at an annualized salary of $150,000.
Management Incentive Plan. Our practice is to award incentive compensation based on satisfactory completion of pre-determined Company performance objectives. Cash and equity incentive awards to senior management are made pursuant to our Management Incentive Plan, which is designed to reward the achievement of company-wide performance through the tying of awards to selected performance measures such as net income, return on average equity, net loan growth, transaction deposit growth, and approved tactical action plans. The Committee recommends Company performance goals and award payouts under the Management Incentive Plan for approval by the Board of Directors. The Committee has the discretion to increase or decrease cash or equity awards earned under the Management Incentive Plan with approval by the Board of Directors.
The Committee reviewed the Company’s strategic objectives for 2007 and chose factors relative to the primary objectives, weighting each factor in the order of priority.  The NEOs’ performance goals for 2007 were based on the following four measures of the Company’s 2007 performance: return on average equity (weighting: 70%), net loan growth (weighting: 5%), transaction deposit growth (weighting: 15%), and tactical action plans (weighting: 10%).  The four performance criteria were measured against the

Company’s actual budget for 2007, which the Company considers confidential strategic information and does not publicly disclose for competitive reasons.  The performance goals were also scaled so that a recipient could receive part of an award in the event that a portion of the targeted goals were achieved.  The Committee believes these performance goals are in line with incentives offered to comparable financial institutions and were fair, equitable and competitive for senior management.  The overall Company performance goal included a threshold of 75%, which meant that if Company performance was below 75% of the overall target on the four measures, no incentive awards would be paid under the Management Incentive Plan for 2007.
The Committee used these performance goals to determine incentive awards earned under the Management Incentive Plan for 2007 performance.  During 2007, 82.01% of the overall target for 2007 was achieved by the NEOs; thus the amounts awarded were based on 82.01% of the 2007 potential incentive.
Cash Incentive Compensation. Consistent with our approach for allocating overall compensation, and as provided in his employment agreement, the Chief Executive Officer’s target cash payout under the Management Incentive Plan for 2007 was set at 40% of base salary based upon 100% attainment of the Company’s budgeted return on average equity, loan growth, and deposit growth goals for 2007. The Chief Operating Officer’s target cash payout under the Management Incentive Plan for 2007 was set at 30% of base salary based upon 100% attainment of the same company goals. The Chief Financial Officer’s target cash payout under the Management Incentive Plan for 2007 was set at 25% of base salary based upon 100% attainment of the same Company goals. Consistent with the purpose of rewarding strong Company performance, there was no maximum amount that could be earned under these award formulas. There was, however, a minimum level of performance required to earn any portion of this cash incentive award. No cash incentive award would be earned for Company performance of less than 75% of the overall 2007 budgeted amount. Cash incentive payouts for the Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer under the Management Incentive Plan for 2007 were $77,292, $36,900, and $31,570, respectively, which reflected Company performance of 82.01% of the targeted budget level for 2007. These cash awards were paid in February 2008 and are reflected in the “non-equity incentive plan compensation” column of the Summary Compensation Table on page 19.
Equity Incentive Compensation. We grant equity awards under our Omnibus Stock Ownership and Long-Term Incentive Plan adopted in 1998 and amended and restated in 2000. Prior to 2003, the Company awarded stock options to senior management as a long-term incentive to align the NEOs’ interests with other stockholders and to encourage stock ownership. In 2003, no equity awards were granted to senior management. In 2004, after determining that grants of restricted stock would generally be more effective than grants of stock options at aligning the interests of the grantees with those of the Company’s stockholders, the Committee, with Board approval, began to utilize restricted stock grants in lieu of stock options. Our restricted stock grants are both “performance-based” and “time-based.” Restricted stock is only awarded to the extent the Company has achieved the specified performance goals for the year. Once awarded the restricted stock has time-based vesting.
Under the Management Incentive Plan, the NEOs receive an equity award consisting of restricted stock equal in value to 90% of the cash incentive award earned under the plan for the year. The Committee determines the dollar amount of the cash incentive earned under the Management Incentive Plan, and then determines the number of restricted shares earned by dividing that amount by the closing price of the Company’s common stock on the day prior to such determination. For our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, the restricted stock grants totaled $69,562, $33,210, and $28,413, respectively, earned for 2007, which were determined and granted on February 14, 2008. The amounts reflect applying the 90% factor to the cash incentive award earned for the same year. The restricted stock vests in full on the third anniversary date of grant, if the NEO remains in the Bank’s employ. The Committee selected a cliff-vesting approach to maximize the retention value of these grants.

401(k) Savings Plan. To encourage saving for retirement and as a retention tool, the Bank maintains a defined contribution 401(k) retirement plan covering employees who have completed 250 hours of service within three months of hire or one year of service if 250 hours is not completed within three months of hire and who are at least 18 years of age (the “401(k) Savings Plan”). Under the plan, participants may contribute an amount up the IRS maximum amount of their covered compensation for the year. The Bank may also make, but is not required to make, a discretionary matching contribution. The amount of this matching contribution, if any, is determined on an annual basis by the Bank’s Board of Directors. Although the Company match is discretionary, a match of 50% of the first 6% of employee deferrals has been granted consistently in recent years.
Pension Plan. The Bank also maintains a non-contributory defined benefit plan (the “Pension Plan”) which covers substantially all employees of the Bank who are 21 years of age or older, who have at least one year of service, and work a minimum of 1,000 hours per year. The plan’s normal retirement benefit formula is as follows: (i) 1.35% of the participant’s highest consecutive 5-year average compensation per year of service up to 35 years, plus (ii) 0.60% of the participant’s highest consecutive 5-year average compensation, in excess of his/her covered compensation level, per year of service up to 35 years. For purposes of the Pension Plan, “covered compensation level” equals the average of the last 35 years of the social security wage base at normal retirement. Cash benefits under the plan generally commence on retirement, death or other termination of employment and are payable in various forms, generally at the participant’s election. The plan is based on a straight life annuity assuming full benefit at age 65, no offsets, and covered compensation of $53,820 for a person age 65 in 2007. Compensation that may be taken into account for purposes of the Pension Plan is currently limited to $225,000 by Internal Revenue Code regulations and includes all regular pay, overtime and regular bonuses.
The monthly retirement benefit based on current compensation and assuming retirement at age 65, as well as final average earnings and approximate years of service as of October 1, 2007 for the NEOs is as follows: Mr. Ferrell: $4,849; Mr. Frederick $600; and Mr. Graap: $2,251. The Company provides this benefit in addition to the 401(k) Savings Plan to help ensure a comprehensive retirement benefit for employees. The present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under the Pension Plan is reported in the Pension Benefits table on page 22.
On December 20, 2007, the Company’s Board of Directors approved the termination of the defined benefit pension plan effective on December 31, 2009, and the Board approved to replace the defined benefit pension plan with an enhanced 401(k) plan effective January 1, 2010.
Supplemental Executive Retirement Plan. In 2005, the Company adopted a Supplemental Executive Retirement Plan for executives (the “Executive SERP”), which is a supplemental benefit plan designed to ensure that participants will have, upon retirement from the Company or its subsidiaries participating in the plan, retirement benefits targeted at 70% (prorated if the participant has fewer than 10 years of benefit service) of base salary and incentive pay when added together with benefits provided through social security, the Pension Plan and employer contributions to the 401(k) Savings Plan. A participant’s employee contributions to the 401(k) Savings Plan are not taken into account in determining the 70% and thus will increase the total retirement benefits available to the participant.
The Company adopted this plan to provide consistent retirement benefits as a percent of final compensation for individuals whose retirement compensation under the Pension Plan is limited by maximums imposed on the plan by law. Employees eligible to participate in the Executive SERP include Messrs. Ferrell, Frederick, and Graap and are individuals designated by the Board of Directors as plan participants and are generally employees whose retirement compensation under the Pension Plan is less than 70% of final compensation as a result of the maximums imposed by law or because the executive has not had a long enough tenure with the Company to receive a full Pension Plan payout. Subject to certain specified forfeiture events (termination of employment for cause, pre-change-in-control competition, or unauthorized disclosure of confidential information), an eligible employee will have a vested and non-

forfeitable right in his or her supplemental retirement benefits under the Executive SERP upon the first of the following events to occur while he or she is an active participant in the Executive SERP: (1) the participant meets the age and service requirements for early retirement under the Executive SERP (60 years of age with 10 years of vesting service); (2) the participant reaches his or her normal retirement date (65 years of age); (3) the participant retires on a disability retirement date (first day of the month following the date participant retires as a result of a disability); or (4) a change in control of the Company or the Bank.
Supplemental retirement benefits are payable under the Executive SERP for 180 months (15 years), with the amount payable reduced actuarially in the event payment begins before the participant reaches his or her normal retirement date. If the participant dies before receiving monthly payments for 180 months, the remaining monthly benefits will be paid to the participant’s beneficiary until the Executive SERP has made a total of 180 monthly payments to the participant and his or her beneficiary. In addition, the Executive SERP provides a pre-retirement death benefit payable for 15 years to the participant’s beneficiary, with the amount payable reduced actuarially in the event payment begins before the participant reaches his or her normal retirement date.
The present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under the Executive SERP is reported in the Pension Benefits table on page 22.
Employment Agreement With Chief Executive Officer. We entered into an employment agreement with Mr. Ferrell effective as of January 19, 2005 with an initial term until December 31, 2008. The Committee determined an employment agreement with Mr. Ferrell was appropriate because it clarifies the terms of Mr. Ferrell’s employment and ensures that the Company and the Bank are protected by non-compete, non-solicitation and non-disclosure provisions in the event Mr. Ferrell ceases employment with us. In addition, the Committee believes an employment agreement is necessary to attract and retain a qualified Chief Executive Officer in our industry. The agreement provides for successive, automatic one-year extensions beginning on December 31, 2008, unless any party gives written notice of non-extension at least 90 days prior to December 31. Under the agreement, Mr. Ferrell serves as the Chief Executive Officer of the Company and the Bank during the term of the contract at an annual base salary of not less than $206,000 per year. The agreement provides that Mr. Ferrell is eligible to participate in the Management Incentive Plan, with targeted performance levels for the Company to be established by the Committee or the Board. Achievement of the targeted corporate performance levels will normally result in an annual cash bonus payment to Mr. Ferrell, which will normally equal 40% of his then current annual base salary. The agreement also provides that Mr. Ferrell will receive, subject to annual approval of the Committee or the Board, an annual equity award equal in value up to 90% of Mr. Ferrell’s cash incentive award earned for the year. The agreement also provides that Mr. Ferrell is eligible to participate in any employee benefit or incentive plans that are provided to senior management, including group medical, disability and life insurance, paid time off and retirement.
Employment Agreement With Chief Operating Officer. We entered into an employment agreement with Mr. Frederick effective as of April 2, 2007 with an initial term until December 31, 2008. The Committee determined an employment agreement with Mr. Frederick was appropriate because it clarifies the terms of Mr. Frederick’s employment and ensures that the Company and the Bank are protected by non-compete, non-solicitation and non-disclosure provisions in the event Mr. Frederick ceases employment with us. In addition, the Committee believes an employment agreement is necessary to attract and retain a qualified Chief Operating Officer in our industry. The agreement provides for successive, automatic one-year extensions beginning on December 31, 2008, unless any party gives written notice of non-extension at least 90 days prior to December 31. Under the agreement, Mr. Frederick serves as the Chief Operating Officer of the Company and the Bank during the term of the contract at an annual base salary of not less than $150,000 per year. The agreement provides that Mr. Frederick is eligible to participate in the Management Incentive Plan, with targeted performance levels for the Company to be established by the Committee or the Board. Achievement of the targeted corporate performance levels will normally result in an annual cash bonus payment to Mr. Frederick, which will normally equal 30% of his then current annual base salary. The agreement also provides that Mr. Frederick will receive, subject to annual approval of the Committee or the Board, an annual equity award equal in value up to 90% of Mr. Frederick’s annual cash bonus award earned for the year. The agreement also provides that Mr. Frederick is eligible to participate in any employee benefit or incentive plans that are provided to senior management, including group medical, disability and life insurance, paid time off and retirement.
Change in Control Agreements. Our senior management and other employees have contributed significantly to the success of the Company, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of stockholders will be best served if the interests of our senior management are aligned with theirs, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of shareholders, and should keep senior management focused on operating the Company during any period of uncertainty associated with a change in control. Mr. Ferrell and Mr. Frederick have a change in control provision in their respective employment agreements, and Mr. Graap has a change in control agreement. The cash components of the change in control benefits for each of Messrs. Ferrell, Frederick, and Graap relate to the executive’s highest base salary and annual bonus paid during the six months preceding the termination following the change in control.
Our change in control benefits are “double trigger,” which means that the benefits under them are payable only if the executive’s employment is terminated other than for cause, death, disability or retirement or the executive resigns for good reason within three years after a change in control. In the event of a termination following a change in control, we also continue health and other insurance benefits for three years corresponding to termination benefits and immediately vest all unvested stock options. In addition, terminated executives would be entitled to receive any benefits that they otherwise would have been entitled to receive under our 401(k) Savings Plan, Pension Plan and Executive SERP, although in most cases those benefits are not increased or accelerated. We believe that these levels of benefits are consistent with the general practice among our peers, although we have not conducted a study to confirm this. We have determined that a gross-up payment to make an executive whole for any golden parachute excise tax is not currently appropriate.
If any payment made or benefit provided to the executive officer pursuant to an employment agreement or a change in control agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, thereby resulting in a loss of an income tax deduction by the Company or the imposition of an excise tax on the executive officer under Section 4999 of the Internal Revenue Code, the payments scheduled under the agreements (i) in the case of Mr. Ferrell and Mr. Frederick will only be reduced to prevent such imposition of federal excise tax, regardless of the loss of an income tax deduction by the Company, unless the net after-tax benefit Mr. Ferrell and/or Mr. Frederick will receive without the reduction is $25,000 more than the net after-tax benefit he would receive with the reduction; and (ii) in the case of Mr. Graap, will be reduced to one dollar less than the maximum amount which may be paid without causing any such payment or benefit to be nondeductible.
More information regarding Mr. Ferrell’s and Mr. Frederick’s employment agreements and Mr. Graap’s change in control agreement is provided under “Potential Payments Upon Termination or Change in Control” on pages 23 – 30.

Perquisites and Other Benefits. The Committee annually reviews the perquisites that our senior management receives. The primary perquisites for the named executive officers are the reimbursement for financial planning and executive physicals, personal use of a golf or social club for which the Company pays 50% of the dues, survivor income benefit, and a supplemental short-term disability plan, plus an automobile allowance for the Chief Executive Officer and Chief Operating Officer and split-dollar life insurance for the Chief Executive Officer. We provide the reimbursement for financial planning because we believe that good financial planning by experts reduces the amount of time and attention that senior management must spend on that topic and maximizes the net financial reward to the employee of the compensation received from the Company. We provide the club membership benefit because we believe it is important for our senior management to have an appropriate entertainment forum for customers and opportunity for interaction with their communities. We provide the supplemental short-term disability plan and executive physical reimbursement as part of our overall health benefit package for senior management. The Company entered into a split-dollar life insurance agreement with the Chief Executive Officer that provides for a death benefit to named beneficiaries, and the Company is entitled to policy proceeds in excess of death benefits. As reflected in the Summary Compensation Table on page 19, the cost to the Company of these benefits aggregated $66,680 in 2007 for the NEOs.
Senior management participates in the Company’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance, short-term disability, long-term disability, long-term care and discounts on the Bank’s products.
Deductibility of Compensation. The Committee considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. Under this provision, a publicly-held corporation is not permitted to deduct compensation in excess of $1 million per year paid to the CEO or any one of the named executive officers except to the extent the compensation was performance-based under plans meeting certain tax code requirements. The Committee notes that the Company does not currently face the loss of this deduction for executive compensation. The Committee nevertheless determined that, in reviewing the design of and administering the executive compensation program, it will continue in the future to preserve the Company’s tax deductions for executive compensation unless this goal conflicts with the primary objectives of the Company’s compensation program.
Stock Ownership Guidelines. Other than Virginia banking laws that require our directors to own a certain amount of our common stock, we do not have stock ownership requirements for our directors or NEOs, although we encourage our directors and NEOs to own stock in the Company, and as a group our directors and NEOs beneficially own approximately 6.75% of our outstanding stock. In addition, our Chief Executive Officer owns approximately 1.39% of our outstanding stock. In order to remain competitive, we have used other retention tools such as the pension plan and cliff-vesting equity awards discussed above.
Compensation for Non-Employee Directors. The Committee is also responsible for recommending non-employee director compensation to the Board of Directors each year. In making these recommendations, the Committee receives advice from the compensation consultant and reviews the competitive market company director compensation analysis, which is prepared by the consultant on the same basis as the executive compensation analysis. The Committee also reviews research on director compensation from SNL, the Virginia Banker’s Association and Bank Director magazine.
Compensation Committee Interlocks and Insider Participation. The Committee is composed of outside, independent directors, none of whom was, during the fiscal year 2007, an officer or employee of the Company, the Bank or their subsidiaries. Ms. Stringfellow, who served on the committee until June 2007, was employed by the Bank and served in various executive and other positions from 1986 until she retired as Senior Vice President, Administrative Services, in May 1999.

Compensation and Benefits Committee Report
The Compensation and Benefits Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Benefits Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION AND BENEFITS COMMITTEE
Randolph T. Minter, Chair
C. H. Lawrence, Jr.
Douglas C. Larson
Brian S. Montgomery
P. Kurtis Rodgers

Summary Compensation Table
The following table summarizes the total compensation of the Company’s Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, for the years ended December 31, 2007 and 2006. The Company did not have any other executive officers during 2007. No compensation expense was recorded in 2007 with respect to stock options awarded to or held by the NEOs.

					Change in
					Pension Value
					and
					Nonqualified
				Non-Equity	Deferred
				Incentive Plan	Compensation	All Other
Name and		Salary	Stock Awards	Compensation	Earnings	Compensation		Total
Principal Position	Year	($)	($)[1]	($)	($)[2]	($)		($)
Randy K. Ferrell	2007	235,645	68,427	77,292	151,279	36,923	[3]	569,566
President & Chief Executive Officer
	2006	221,000	64,872	74,168	103,720	34,686		498,446
Gregory D. Frederick	2007	150,000	—	36,900	9,454	15,904	[4]	212,258
Chief Operating Officer
	2006	—	—	—	—	—		—
Eric P. Graap	2007	154,000	27,573	31,570	44,548	13,853	[5]	271,544
Chief Financial Officer
	2006	142,000	27,283	29,785	31,376	13,098		243,542

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123(R), of stock awards pursuant to the Management Incentive Plan and thus may include amounts from awards granted in and prior to 2007. Assumptions made in the calculation of these amounts are included in Note 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2008.

(2)	The amounts in this column reflect the combined change in value of each NEO’s accumulated benefit under the Pension Plan and the Executive SERP. Mr. Ferrell’s change in accumulated benefit reflects a $49,654 increase with respect to the Pension Plan and a $101,625 increase with respect to the Executive SERP. Mr. Frederick’s change in accumulated benefit reflects a $7,965 increase with respect to the Pension Plan and a $1,489 increase with respect to the Executive SERP. Mr. Graap’s change in accumulated benefit reflects a $25,719 increase with respect to the Pension Plan and a $18,829 increase with respect to the Executive SERP.

(3)	These amounts consist of: split dollar life insurance premiums of $3,372; an automobile allowance of $7,200 and related tax gross-up with respect to this benefit of $4,200; club dues reimbursements of $815; tax planning and physical exam reimbursements of $2,000; supplemental long-term disability plan premiums paid by the Company of $4,507; a 401(k) Savings Plan company match of $6,893; and $7,936 in cumulative dividends Mr. Ferrell received during 2007 on his restricted stock. The incremental cost of Mr. Ferrell’s personal use of his club membership is comprised of the portion of club dues and costs for the membership that are paid by the Company multiplied by the percentage of time (30%) that he used the club for personal rather than business use.

(4)	These amounts consist of: an automobile allowance of $8,400 and related tax gross-up with respect to this benefit of $3,053; and a 401(k) Savings Plan company match of $4,451. Mr. Frederick is not currently covered under the supplemental long-term disability plan.

(5)	These amounts consist of: club dues reimbursements of $2,110; tax planning and physical exam reimbursements of $925; supplemental long-term disability plan premiums paid by the Company of $2,376; a 401(k) Savings Plan company match of $5,641; and $2,801 in cumulative dividends Mr. Graap received during 2007 on his restricted stock.
Grants of Plan-Based Awards
Fiscal 2007
The following table summarizes certain information with respect to incentive-based cash and equity awards granted to the NEOs during the year ended December 31, 2007 under the Management Incentive Plan and reflects the amounts that could have been paid under each such award. No option or other stock awards were made to the NEOs for the year ended December 31, 2007.

								Grant Date Fair
		Estimated Possible Payouts Under			Estimated Possible Payouts Under			Value of Stock
		Non-Equity Incentive Plan Awards[1]			Equity Incentive Plan Awards[2]			and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards[3]
Name	Date	($)	($)	($)	($)	($)	($)	($)
Randy K. Ferrell		70,694	94,258	—
	2/15/07				59,670	79,560	—	66,751
Gregory D. Frederick		33,750	45,000		—	—	—	—
	2/15/07				—	—	—	—
Eric P. Graap		28,875	38,500	—
	2/15/07				23,963	31,950	—	26,807

(1)	The amounts in these columns reflect the target and minimum (threshold) payment levels under the award, as originally granted in March 2007, with the minimum being 75% of the target amount shown. There is no maximum payout level. All of these amounts are percentages of the individual’s 2007 salary. The actual amount earned by each NEO under the 2007 Management Incentive Plan was determined by the Compensation and Benefits Committee on January 24, 2008 and paid shortly thereafter and is reported as 2007 “non-equity incentive plan compensation” in the Summary Compensation Table on page 19.

(2)	Under the Management Incentive Plan, the NEOs receive an equity award consisting of restricted stock equal in value to 90% of the cash incentive award earned under the Management Incentive Plan. The amounts shown in these columns reflect the minimum value of shares of restricted stock and the target value of shares of restricted stock that could have been earned based on achievement under the cash incentive component of the Management Incentive Plan for 2006 as established in March 2006. The number of restricted shares ultimately earned is determined by dividing the dollar amount earned by the closing price of the Company’s common stock on the date prior to determination. The restricted stock vests in full on the third anniversary of the grant date. Dividends on the restricted stock are distributed at the same time and rate as dividends on the Company’s unrestricted stock.

(3)	The number of restricted shares earned by each NEO for 2006 under these equity incentive plan awards was determined by the Committee on February 15, 2007 after the conclusion of the 2006 performance period, by dividing the dollar amounts earned by the closing price of the Company’s common stock on the date prior to determination. The fair values of the shares awarded are reflected as of that February 15, 2007 grant date.
Outstanding Equity Awards at 2007 Fiscal Year-End
The following table includes certain information with respect to the value of all previously awarded unexercised options and unvested restricted stock awards held by the NEOs at December 31, 2007. Mr. Ferrell exercised 8,756 shares of stock options during 2007 and has no more outstanding stock options. Neither Mr. Frederick nor Mr. Graap own any unexercised options.

	Stock Awards
				Equity
				Incentive Plan
				Awards:
			Equity Incentive	Market or
			Plan Awards:	Payout Value
	Number of		Number of	of Unearned
	Shares or	Market Value	Unearned	Shares, Units
	Units of	of Shares or	Shares, Units or	or Other
	Stock That	Units of Stock	Other Rights	Rights That
	Have Not	That Have Not	That Have Not	Have Not
	Vested	Vested	Vested	Vested
Name	(#)	($) [4]	(#)	($)
Randy K. Ferrell	2,628 [1]	44,807	—	—
	2,965 [2]	50,553	—	—
	2,746 [3]	46,819	—	—

Gregory D. Frederick	—	—	—	—

Eric P. Graap	1,055 [1]	17,988	—	—
	1,142 [2]	19,471	—	—
	1,163 [3]	19,829	—	—

(1)	These shares of restricted stock were awarded on February 15, 2007 under the Omnibus Plan and vest in full on the third anniversary of the grant date.

(2)	These shares of restricted stock were awarded on March 16, 2006 under the Omnibus Plan and vest in full on the third anniversary of the grant date.

(3)	These shares of restricted stock were awarded on February 17, 2005 under the Omnibus Plan and vest in full on the third anniversary of the grant date.

(4)	The amounts in this column equal the number of shares of restricted stock held multiplied by the stock’s closing price of $17.05 per share on December 31, 2007.

Pension Benefits
Fiscal 2007
The following table shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under each of the Pension Plan and the Executive SERP, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

			Present Value of	Payments
		Number of Years	Accumulated	During Last Fiscal
		Credited Service [1]	Benefit [2]	Year
Name	Plan Name	(#)	($)	($)
Randy K. Ferrell	Pension Plan	13	282,619	—
	Executive SERP	13.25	281,384	—
Gregory D. Frederick	Pension Plan	1	7,965	—
	Executive SERP	1	1,489	—
Eric P. Graap	Pension Plan	7	98,937	—
	Executive SERP	7.0833	53,774	—

(1)	Service calculation for the Executive SERP is calculated as continuous service credited during or before the NEO was last was an eligible employee. One year means the passage of 12 months. Years of benefit service are measured in and benefits calculated on, whole years and whole months. Vesting under the Pension Plan is calculated by “years of benefit services”, or a plan year during which employees are credited with at least 1,000 hours of service.

(2)	The present values of accumulated benefits for the NEOs under the Pension Plan and Executive SERP are based on service and earnings (base salary and bonus) for the period through December 31, 2007. The present value has been calculated assuming each will remain in service until age 60, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the assumptions as described in Note 9 to the Company’s audited financial statements in its Annual Report on Form 10-K, for the year ended December 31, 2007, filed with the SEC on March 14, 2008. As described in such note, the interest assumption is 6%. Because none of the NEOs had reached age 60 as of December 31, 2007, none are currently entitled to receive the amount of benefit reflected in the table for the Executive SERP because such amounts are not yet vested.

(3)	The material terms of the Pension Plan are described on page 14 of this proxy statement and the material assumptions applied in determining the present values of the current accrued benefits are described in Note 9 of the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2008. The material terms of the Executive SERP are described on page 14 of this proxy statement and the material assumptions applied in determining the present values of the current accrued benefits are described in Note 9 of the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2008.

Potential Payments Upon Termination or Change in Control
The section below describes the payments that may be made to the NEOs upon certain termination events or upon a change of control of the Company.
Employment and Change in Control Agreements. The Company has entered into employment agreements with Mr. Ferrell and Mr. Frederick. In the event Mr. Ferrell’s or Mr. Frederick’s employment is terminated, they will be entitled to receive their earned but unpaid compensation and any other benefits to which they may be entitled pursuant to any plan, program or arrangement of the Company or which are due as a matter of law. Depending on the circumstances, they may be entitled to additional compensation or benefits under their employment agreements as described below.
In the event Mr. Ferrell’s employment is terminated prior to a change in control of the Company by the Company without “cause” (as defined in the agreement) or by Mr. Ferrell for “good reason” (as defined in the agreement), he will also receive (1) a lump sum payment of a prorated annual bonus paid for the portion of the year up to termination based on the most recent prior year’s bonus; (2) an amount equal to two times the average of his annual bonuses paid for the last two calendar years preceding the calendar year of termination of employment (Annual Incentive); (3) payment at regular payroll intervals of his annual base salary for a period of 24 months from the date of termination; (4) all health and welfare plan and program coverage for Mr. Ferrell and his spouses and dependents in effect at the time of termination for a period of 24 months from the date of termination or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage; and (5) automatic acceleration of vesting in all equity compensation awards granted to Mr. Ferrell, so that such equity compensation awards will be immediately exercisable and fully vested as of the date of termination, with at least 90 days to exercise any stock options, stock appreciation rights or similar awards.
The terms of Mr. Frederick’s employment agreement are substantially the same as described above for Mr. Ferrell, except that adjustments will be made with respect to the payments and benefits referenced in clauses (2) through (4) in the above paragraph. With respect to the Annual Incentive payment referenced in (2) above, Mr. Frederick will receive (i) an amount equal to the product of (a) two times the average annual incentive payments made for the last two calendar years preceding the calendar year of his termination multiplied by (b) his “service fraction” (a fraction, the numerator of which is the number of whole calendar months during which Mr. Frederick has been employed by the Bank through the date of termination and the denominator of which is 24). With respect to the annual base salary payments referenced in (3) above, Mr. Frederick will receive his annual base salary for a period of the lesser of 24 months or the number of whole calendar months during which he was employed by the Bank through the date of termination. With respect to the health and welfare plans referenced in (4) above, Mr. Frederick will receive coverage for a period of the lesser of 24 months or the number of whole calendar months during which he was employed by the Bank through the date of termination. Mr. Frederick was not granted any equity compensation awards on or prior to December 31, 2007.
If Mr. Ferrell’s or Mr. Frederick’s employment ends due to their death prior to a change in control, the Company will continue to pay their respective base salary for three months following the month of their death to their designated beneficiary.
If Mr. Ferrell’s or Mr. Frederick’s employment ends due to his termination by the Company for cause, or if they resign their position without good reason or, prior to a change in control of the Company, they are terminated as a result of their incapacity, they will not be entitled to any additional compensation, bonus or benefits under the agreements.
Under the agreements, Mr. Ferrell and Mr. Frederick agree that during the 24-month period following their termination for any reason other than termination without cause or for good reason within the three years following a change in control of the Company, they will not compete against the Company, solicit employees from the Company, or interfere with the Company’s customer relationships.
In the event of a change in control of the Company, Mr. Ferrell and Mr. Frederick are guaranteed employment for three years following the change in control, their outstanding equity compensation awards will become automatically vested and exercisable, the Company will reimburse them for any federal income tax liability incurred by them by such vesting, and the Company, in the discretion of the non-employee directors, may cancel any or all of Mr. Ferrell’s and Mr. Frederick’s outstanding stock options, stock appreciation rights and similar awards for a cash payment equal to the aggregate spread between the average exercise price of the awards and the higher of (i) the average closing price of the Company’s common stock for the 30 business day period preceding the public announcement of the change in control, or (ii) the highest price per share paid in connection with the change in control.
During the three year guaranteed term of employment for Mr. Ferrell and the two year guaranteed term of employment for Mr. Frederick following a change in control, their respective base salary (with a Consumer Price Index inflation adjustment), annual bonus opportunity, incentive, savings and retirement benefit rights opportunities, health and welfare coverage (including that of his family), fringe benefits and vacation may not be less than the most favorable of such compensation, rights and benefits provided at any time during the 12 months before the change in control.
If Mr. Ferrell’s or Mr. Frederick’s employment ends due to their death within three years after a change in control, the Company will pay to their respective designated beneficiaries a lump sum equal to their base salary for three months and will provide their respective spouses and other dependents with continued health and welfare plan and program coverage for 36 months following the date of death or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage.
If Mr. Ferrell’s or Mr. Frederick’s employment ends due to their incapacity within three years after a change in control, the Company will pay them a lump sum equal to their respective base salary for three months and will provide them, their respective spouses and other dependents with continued health and welfare plan and program coverage for 36 months following the date of termination or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage.
The agreement provides for enhanced severance payments and certain other benefits if, within three years following a change in control Mr. Ferrell or Mr. Frederick (i) are terminated involuntarily without cause and not as a result of death, incapacity or normal retirement, or (ii) terminates his employment voluntarily for good reason (which includes for this purpose Mr. Ferrell’s or Mr. Frederick’s right to voluntarily terminate the agreement during the 90 days following the change of control or during the 90 days following the first anniversary thereof). “Change in control” is defined generally to include (i) an acquisition of 20% or more of the Company’s voting stock, or (ii) certain changes in the composition of the Company’s Board of Directors as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, sale of assets, contested election, or any combination of these events.
In the event of such termination without cause or for good reason following a change in control, Mr. Ferrell or Mr. Frederick will be entitled to: (1) a lump sum payment of a prorated annual bonus paid for the portion of the year up to termination based on the most recent prior year’s bonus; (2) a payment in a lump sum or in six monthly installments, at Mr. Ferrell’s or Mr. Frederick’s option, of an amount equal to 2.99 times his highest annual salary and bonus paid during the six months prior to the termination; (3) continuation for a period of 36 months following their termination of all health and welfare plan and program coverage for Mr. Ferrell or Mr. Frederick, their respective spouses and dependents in effect at the time of termination or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage; (4) continuation for a period of 36 months from the date of termination of participation in the Company’s employee retirement benefit plans and programs or, if such continued participation is not feasible, an annual cash payment during the 36 months of the value of the retirement benefit accrual which is not provided through the retirement plans; and (5) automatic acceleration of vesting in all equity compensation awards granted to Mr. Ferrell or Mr. Frederick, so that such equity compensation awards will be immediately exercisable and fully vested as of the date of termination, with at least 90 days to exercise any stock options, stock appreciation rights or similar awards.
Under certain circumstances, the total amount payable to Mr. Ferrell or Mr. Frederick may exceed the maximum amount that may be paid without the imposition of a federal excise tax on them, and if the amount payable to either would result in the imposition of a federal excise tax, the payments and benefits provided to them will be reduced to prevent such imposition of a federal excise tax, unless the net after-tax benefit they would receive without the reduction is $25,000 more than the net after-tax benefit they would receive with the reduction. Payment or benefits provided to or for the benefit of Mr. Ferrell or Mr. Frederick will also be reduced to the extent necessary to comply with any golden parachute and indemnification payment limitations and prohibitions of applicable banking law.
The Bank has also entered into a change of control agreement with Mr. Graap. The agreement becomes operative upon a change of control in the Bank, with change of control having a substantially similar definition as in Mr. Ferrell’s agreement. If, after a change of control occurs, Mr. Graap’s employment is terminated within three years, he is entitled to receive the payments specified in the agreement, unless such termination was for “cause” (as defined in the agreement) or Mr. Graap terminates employment without “good reason” (as defined in the agreement).
If Mr. Graap is terminated other than for cause or terminates employment for good reason, the Bank is required (i) to pay Mr. Graap, in a lump sum or in six monthly installments, at Mr. Graap’s option, as compensation for services rendered to the Bank a cash amount, subject to any applicable payroll or other taxes required to be withheld, equal to 2.99 times the highest annual compensation paid to him by the Bank for any six months ending with Mr. Graap’s termination; (ii) in addition to the benefits to which Mr. Graap is entitled under the retirement plans or programs in effect on the date of termination, to pay a cash amount equal to the actuarial equivalent of the retirement pension to which he would have been entitled under the terms of such retirement plans or programs, without regard to “vesting” thereunder, had he accumulated three additional years of continuous service after termination at his base rate in effect at the time of termination, reduced by the single sum actuarial equivalent of any amounts to which Mr. Graap is entitled pursuant to the provisions of the retirement plans or programs; and (iii) to maintain, for the continued benefit of Mr. Graap for a three-year period after termination, all employee benefit plans and programs or arrangements in which he was entitled to participate immediately prior to termination, or substantially similar benefits if his continued participation is not possible under the general terms and provisions of such existing plans and programs. In addition, all stock options granted to Mr. Graap under any of the Bank’s stock option plans shall become immediately exercisable with respect to all or any portion of the shares covered thereby. The Bank is required to reimburse Mr. Graap for any federal income tax liability incurred by him in connection with the exercise of such options that would not have been incurred by him in the absence of such options becoming immediately available upon a change of control.
If any payment made or benefit provided to Mr. Graap pursuant to the change in control agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, thereby resulting in a loss of an income tax deduction by the Bank or the imposition of an excise tax on the executive officer under Section 4999 of the Internal Revenue Code, then the payments scheduled under the agreements will be reduced to one dollar less than the maximum amount which may be paid without causing any such payment or benefit to be nondeductible.
Equity Awards. Our restricted stock grants normally vest on the third anniversary of the date of grant. In addition to any equity vesting provisions contained in Mr. Ferrell’s or Mr. Frederick’s employment agreements or Mr. Graap’s change in control agreement, under the terms of their restricted stock agreements, early vesting of their restricted stock will occur earlier upon any of the following events: (i) the occurrence of a change in control (as defined in the Omnibus Plan), (ii) the executive’s death while an employee, (iii) the executive’s disability (as defined in the award agreement) while an employee, (iv) the executive’s retirement (as defined in the Omnibus Plan), or (v) the termination of the executive’s employment by the Company or a subsidiary other than for just cause (as defined in the Omnibus Plan) under circumstances where the plan committee provides for special vesting rules or restrictions and waives the otherwise applicable automatic forfeiture on cessation of employment.
Each stock option normally becomes exercisable on or about the third anniversary of its date of grant. In addition to any accelerated vesting contained in Mr. Ferrell’s or Mr. Frederick’s employment agreements or Mr. Graap’s change in control agreement, the plan committee may accelerate the date on which an option becomes exercisable to any date prior to the occurrence of a change in control (as defined in the Omnibus Plan). Once an option becomes exercisable, it remains exercisable for the balance of its term, except that the option will terminate on the earlier of (1) 90 days after the option holder ceases to be an eligible employee (as defined in the Omnibus Plan) for any reason other than death, disability (as defined in the option agreement) or just cause (as defined in the Omnibus Plan), (2) one year after the option holder ceases to be an eligible employee due to disability or (3) immediately if the option holder ceases to be an eligible employee due to just cause. If a change in control occurs, the option will terminate if no provision has been made for it to be assumed by or exchanged for new option rights with a successor to the Company.
Executive SERP. The benefits payable to the NEOs under the Executive SERP upon termination are described on page 14.
Executive Split-Dollar Life Insurance. The Bank has entered into an Executive Split-Dollar Life Insurance agreement with Mr. Ferrell which provides him with a life insurance benefit pursuant to life insurance owned by the Bank. The Bank pays a portion of the annual premium, and Mr. Ferrell pays the portion of the annual premium that relates to the term life insurance value of his coverage. Mr. Ferrell’s beneficiary is entitled to a stated death benefit of $325,000 where Mr. Ferrell dies when covered under the agreement prior to its termination and the Bank is entitled to the return of the full amount of its premium payments.
The ongoing premium payment arrangement will end by roll-out at a certain point (i.e., by splitting the insurance into one policy for the Bank and one policy for Mr. Ferrell). Roll-out will occur on the first policy anniversary on which (i) the Bank can retain a policy with cash surrender value equal to the Bank’s aggregate net premium payments and with the death benefits at least equal to that amount as would be provided by a single premium equal to the aggregate net premium payments, and (ii) Mr. Ferrell can retain a policy with death benefits at least equal to his stated death benefit with no loans and with no further out of pocket premium payments required to maintain that death benefit based on the dividend schedule in effect on the roll-out date.
The agreement will terminate on the termination of Mr. Ferrell’s employment other than by reason of death or disability (unless he is treated by the Bank as an active employee for purposes of the arrangement after termination of employment), voluntary termination of the agreement by Mr. Ferrell, or cessation of the Bank’s business or the bankruptcy, receivership or dissolution of the Bank (unless the Bank’s business is continued by a successor corporation or business entity). However, termination of the split dollar insurance program by the Bank is not considered a termination of Mr. Ferrell’s agreement.
If the agreement is terminated because of Mr. Ferrell’s termination of employment for cause (as defined in the agreement), he will forfeit all rights and will not be permitted to effectuate a roll-out at any time.
If the agreement is terminated because of Mr. Ferrell’s termination of employment for a reason other than cause, retirement (as defined in the agreement), or disability (as defined in the agreement), or voluntary termination of the agreement by Mr. Ferrell, at the next insurance policy anniversary date after his termination of employment (or a future policy anniversary date as allowed by the Bank), Mr. Ferrell has the right to purchase all of the Bank’s interest in the insurance free and clear of all liens, claims or encumbrances (including any loans) for cash, by paying to the Bank an amount equal to the Bank’s aggregate net premium payments. If the agreement is terminated because of the cessation of the Bank’s business or the bankruptcy, receivership or dissolution of the Bank, at the next insurance policy anniversary date after his termination of employment (or a future policy anniversary date as allowed by the Bank), Mr. Ferrell has the right to purchase all of the Bank’s interest in the insurance free and clear of all liens, claims or encumbrances (including any loans) for cash, by paying to the Bank an amount equal to the sum of the Bank’s aggregate net premium payments and the cash surrender value of the insurance. Mr. Ferrell may direct the Bank to borrow against the cash value of the insurance or surrender any portion of the insurance and may then purchase the insurance, subject to any such policy loan, for an amount equal to the Bank’s aggregate net premium payments less such borrowed or cashed-in values. Alternatively, at its option, the Bank may divide the insurance so that the Bank can retain the portion of the insurance having a total cash value equal to the Bank’s aggregate net premium payments and Mr. Ferrell can retain the balance of the insurance and the paid-up additions on the insurance.
As of December 27, 2007, one of two life insurance policies which comprise the Executive Split-Dollar Life Insurance agreement was eligible for roll-out. The Compensation Committee decided in February 2008 to obtain the recoverable amount of $43,994 by electing to surrender paid up additions to the policy rather than retaining a “key man” policy with a death benefit of $23,000 and a cash value of $10,000. Although the rate of return on the underlying cash value was competitive from a percentage standpoint the administrative costs of retaining the policy were considered too high.
Executive Survivor Income. The Company maintains an Executive Survivor Income arrangement which provides a covered executive’s beneficiary with a lump sum benefit (equal to $75,000 in the case of Mr. Ferrell and $75,000 in the case of Mr. Graap) if either the executive dies prior to terminating employment or (ii) if the executive dies after termination of employment due to disability (as defined in the arrangement), attaining early retirement (which requires attainment of age 55 with 10 years of service) or normal retirement age (65), or if the Company terminates the executive’s employment without cause (as defined in the arrangement) or the executive’s terminates his or her employment for good reason (as defined in the arrangement) within two years after the Company’s change in control (as defined in the arrangement). Mr. Frederick is not currently covered under an Executive Survivor Income arrangement because these purchases preceded his hiring.
The following table shows the estimated payments for the NEOs upon the following termination events or upon a change of control of the Company, based on following assumptions:
•	The table assumes each termination event or the change in control occurred on December 31, 2007, and assumes a stock price of $17.05, which was the Company’s closing stock price on December 31, 2007.

•	The amounts reflected in the following table are estimates, as the actual amounts to be paid to an NEO can only be determined at the time of termination or change in control.

•	In any case where a choice of payment is permitted, the table assumes all amounts were paid in a lump sum.

•	Except as noted in the table below, at termination, an NEO is entitled to receive all amounts accrued and vested under our 401(k) Savings Plan and Pension Plan according to the same terms as other employees participating in those plans, which benefits are not shown in the table below.

•	An NEO is entitled to receive amounts earned during his term of employment regardless of the manner in which the NEO’s employment is terminated. These amounts include base salary, unused vacation pay, and vested stock or option awards. These amounts are not shown in the table below.

•	Except as provided in Mr. Ferrell’s and Mr. Frederick’s employment agreements or Mr. Graap’s change in control agreement, an employee generally must be employed by the Company or the Bank on December 31, 2007 in order to receive any cash or equity award under the Management Incentive Plan for 2007. In the event a termination occurs on an earlier date, the Committee has the discretion to award the employee an annual cash incentive under the plan. Discretionary annual cash compensation payments would not typically be awarded in the event of termination by the Company for cause or termination by Mr. Graap without good reason. For Mr. Graap, the table below assumes that the full amount of the annual cash bonus earned under the Management Incentive Plan for 2007 was awarded to him in all other non-change in control cases.
•	The NEOs did not hold any unvested stock options at December 31, 2007, which means they would not have received any benefit from the accelerated vesting of stock options at December 31, 2007.

	Termination with no Change in Control									Termination with Change in Control
				Termina-		Termina-								Termina-		Termina-
				tion by		tion by								tion by		tion by
				Company		Company								Company		Company for Cause
				without		for Cause								without		or
				Cause or		or		Change in						Cause or		Resigna-	Resignation of
				Resigna-		Resigna-		Control						Resigna-		tion of	Executive for
				tion of		tion of		with or						tion of		Executive	Other than Good
Executive Benefits and				Executive		Executive		without						Executive		without	Reason
Payments Upon			Disability	for Good		without		Termination						for Good		Good	including
Termination	Death		[1]	Reason		Good Reason	Retirement	[2]		Death		Disability		Reason [3]		Reason	Retirement
Randy K. Ferrell – Chief Executive Officer
Compensation:
Base Salary	$58,911		—	—		—	—	—		$58,911		$58,911		—		—	—
Long-Term Incentive:
Restricted Stock Vesting	142,180		$142,180	$142,180		—	$142,180	$142,180
Tax Liability due to Vesting	—		—	—		—	—	45,498
Accelerated Vesting	—		—	—		—	—	97,944	[4]
Benefits and Perquisites:
Severance:
Base Salary Continuation	—		—	471,290		—	—	—		—		—		$704,579		—	—
Current Year Prorated Bonus	77,292		77,292	77,292		—	77,292	—		77,292		77,292		77,292		—	$77,292
Bonus Continuation	—		—	151,460		—	—	—		—		—		—		—	—
Health and Welfare Coverage	—		—	29,390	[5]	—	—	—		24,192	[5]	44,084	[5]	44,084	[5]	—	—
Long-Term Disability	—		147	9,014		—	—	—		—		147		13,521		—	—
Executive Split Dollar Insurance	—	[6]	—	3,252	[7]	—	—	—		—	[6]	3,252	[7]	3,252	[7]	—	—
Executive Survivor Income	75,000		—	—		—	—	—		75,000		—		—		—	—
Enhanced Retirement Program Benefits	—		—	—		—	—	—		—		—		127,895	[8]	—	—
Executive SERP	—		—	—		—	—	—		236,326		236,326		236,326		—	236,326
Total Value	$353,383		$219,619	$883,878		—	$219,472	$285,622		$471,721		$420,286		$1,206,950		—	$313,618

	Termination with no Change in Control							Termination with Change in Control
					Termina-								Termina-
				Termina-	tion by							Termina-	tion by
				tion by	Company							tion by	Company
				Company	for Cause							Company	for Cause
				without	or							without	or	Resignation
				Cause or	Resigna-		Change in					Cause or	Resigna-	of Executive
				Resigna-	tion of		Control					Resigna-	tion of	for Other
				tion of	Executive		with or					tion of	Executive	than Good
Executive Benefits and				Executive	without		without					Executive	without	Reason
Payments Upon				for Good	Good		Termination					for Good	Good	including
Termination	Death		Disability [1]	Reason	Reason	Retirement	[2]	Death		Disability		Reason [3]	Reason	Retirement
Greg D. Frederick – Chief Operating Officer
Compensation:
Base Salary	$37,500		—	—	—	—	—	$37,500		$37,500		—	—	—
Long-Term Incentive:
Restricted Stock Vesting	—		—	—	—	—	—
Tax Liability due to Vesting	—		—	—	—	—	—
Accelerated Vesting	—		—	—	—	—	— [4]
Benefits and Perquisites:
Severance:
Base Salary Continuation	—		—	$150,000	—	—	—	—		—		$448,500	—	—
Current Year Prorated Bonus	36,900		$36,900	36,900	—	$36,900	—	36,900		36,900		36,900	—	$36,900
Incentive Compensation Continuation	—		—	36,900	—	—	—	—		—		—	—	—
Health and Welfare Coverage	—		—	17,266 [5]	—	—	—	28,818	[5]	51,800	[5]	51,800 [5]	—	—
Long-Term Disability	—		173	—	—	—	—	—		173		—	—	—
Executive Split Dollar Insurance	—	[6]	—	— [7]	—	—	—	—	[6]	—	[7]	— [7]	—	—
Executive Survivor Income	—		—	—	—	—	—	—		—		—	—	—
Enhanced Retirement Program Benefits	—		—	—	—	—	—	—		—		35,656 [8]	—	—
Executive SERP	—		—	—	—	—	—	13,609		13,609		13,609	—
Total Value	$74,400		$37,073	$241,067	—	$36,900	—	$116,827		$139,982		$586,465	—	$36,900

Eric P. Graap – Chief Financial Officer
Compensation:
Annual Incentive	$31,570		$37,570	$31,570	—	$31,570	—	$31,570		$31,570		—	—	$31,570
Long-Term Incentive:
Restricted Stock Vesting	57,288		57,288	57,288	—	57,288	$57,288
Tax Liability due to Vesting	—		—	—	—	—	—
Benefits and Perquisites:
Severance:
Base Salary Continuation	—		—	—	—	—	—	—		—		$460,460	—	—
Current Year Prorated Bonus	—		—	—	—	—	—	—		—		31,570	—	—
Bonus Continuation	—		—	—	—	—	—	—		—		—	—	—
Health and Welfare Coverage	—		—	—	—	—	—	—		—		48,687 [5]	—	—
Long-Term Disability	—		105	—	—	—	—	—		105		7,128	—	—
Executive Survivor Income	75,000		—	—	—	—	—	75,000		—		—	—	—
Enhanced Retirement Program Benefits	—		—	—	—	—	—	—		—		81,035 [8]	—	—
Executive SERP	—		—	—	—	—	—	107,442		107,442		107,442	—	107,442
Total Value	$163,858		$88,963	$88,858	—	$88,858	$57,288	$214,012		$220,152		$655,287	—	$319,012

(1)	Assumes disability continues through retirement age (65).

(2)	These benefits are received upon a change in control whether or not the NEO is terminated in connection with the change in control.

(3)	These amounts may be reduced in order to avoid excess parachute payments under Section 280G of the Internal Revenue Code, in accordance with the executive’s agreement.

(4)	Assumes the non-employee directors exercised their discretion under Mr. Ferrell’s employment agreement to fully vest his outstanding restricted stock grants based on $17.15, which was the average closing price of the Company’s common stock for the 30 business day period prior to December 31, 2007.

(5)	Represents the Company’s premium payments for continued health and welfare coverage.

(6)	Death benefits received by Mr. Ferrell’s beneficiaries under the term life insurance value of his coverage under the split-dollar life insurance policy would have come from premiums paid by Mr. Ferrell, and the Bank would have received the full amount of the premium payments.

(7)	Represents the Bank’s portions of the premium payments for two years after termination.

(8)	Represents value of three additional years of credited service under the Pension Plan.
RELATED PARTY TRANSACTIONS
Pursuant to our Code of Business Conduct and Ethics, all directors and employees (including our Named Executive Officers) are prohibited from having any direct or indirect financial or other participation in any business that competes with, supplies goods or services to, or is a customer of the Company or the Bank. Our Chief Executive Officer implements our Code of Business Conduct and Ethics and is responsible for overseeing compliance with the Code of Business Conduct and Ethics.
On March 15, 2007, our Board of Directors adopted a formal policy with respect to related party transactions that governs the review, approval or ratification of covered related party transactions. Our Audit Committee manages this policy. The policy generally provides that we may enter into a related party transaction only if the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or the transaction involves compensation approved by our Compensation and Benefits Committee.
In the event our management determines to recommend a related party transaction to the Audit Committee, the transaction must be presented to the Audit Committee for approval. After review, the Audit Committee will approve or disapprove such transaction and at each subsequently scheduled Audit Committee meeting, our management will update the Audit Committee as to any material change to the proposed related party transaction. The Audit Committee approves only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Audit Committee determines in good faith.

For purposes of this policy, “related party” is (i) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of us or a nominee to become a director, (ii) any person known to own more than 5% of our common stock, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of a person in (i) or (ii) and any person (other than a tenant or employee) sharing the household of a person in (i) or (ii), and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
A “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 and in which any related party had, has or will have a direct or indirect material interest. For purposes of determining whether a transaction is a related party transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Exchange Act, except that any loan or other relationship approved by the Board in accordance with Regulation O, and which is not disclosed as non-accrual, past due, restructured or a potential problem loan, is not reviewed by the Audit Committee under this policy.
The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with executive officers, directors, their immediate families and affiliated companies in which they are principal shareholders. Such loans were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2007, these loans amounted to $4,322,116. During 2007, total principal additions were $11,106 and total principal payments were $532,418. Also during 2007, principal was reduced by an additional $22,812 to adjust for individuals who were affiliates in 2006, but not in 2007.
A discussion of Mr. Lawrence’s consulting arrangement with the Bank is provided under “Directors’ Compensation” above.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 21, 2008, the number and percentage of shares of Company common stock beneficially held by persons known by the Company to be the owners of more than five percent (5%) of the Company’s common stock.

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership	of Class
Royce & Associates, LLC	332,900 (1)	9.41%
New York, NY

(1)	Based on Schedule 13G/A filed with the SEC on January 28, 2008 by Royce & Associates, LLC (“Royce”), stating that as of December 31, 2007, Royce was the beneficial owner of 332,900 shares of Company common stock and had sole voting power and sole investment power with respect to all 332,900 shares.

The following table sets forth, as of March 21,2008, the number and percentage of shares of Company common stock held by each director and nominee for director of the Company, each of the NEOs, and all directors and executive officers of the Company as a group.  The business address of each beneficial owner is c/o Fauquier Bankshares, Inc., 10 Courthouse Square, Warrenton, Virginia 20186.

Name of	Amount and Nature of		Percent
Beneficial Owner(s)	Beneficial Ownership		of Class
John B. Adams, Jr.	10,008		*
Randy K. Ferrell	49,668	(1)	1.39%
Gregory D. Frederick	3,376		*
Eric P. Graap	16,256	(2)
Douglas C. Larson	19,243	(3)	*
C. H. Lawrence, Jr.	51,209	(4)	1.43%
Randolph T. Minter	19,434	(5)	*
Brian S. Montgomery	35,547	(6)	1.00%
John J. Norman, Jr.	7,668	(7)	*
P. Kurtis Rodgers	1,625		*
Sterling T. Strange, III	1,375		*
H. Frances Stringfellow	25,315	(8)	*
All directors and executive officers as a group (12 persons):	240,724		6.66%

*	Percentage ownership is less than one percent of the outstanding shares of common stock.
For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.  All shares of common stock indicated in the above table are subject to the sole investment and voting power of the identified director or officer, except as otherwise set forth in the footnotes below, except that shares of restricted stock over which the individual has sole voting power but does not have investment power until such shares vest are not specifically identified.

(1)	Includes 11,232 shares held jointly with his wife, Carole W. Ferrell, over which he shares voting and investment power.

(2)	Includes 5,911 shares owned by Barbara C. Graap, his wife, as to which shares he disclaims beneficial ownership. Also includes 56 shares held jointly with Barbara C. Graap, his wife, over which he shares voting and investment power.

(3)	Includes 6,720 shares held jointly with Eliza C. Larson, his wife, over which he shares voting and investment power; and 8,480 shares that could be acquired within 60 days through the exercise of stock options.

(4)	Includes 6,000 shares that could be acquired within 60 days through the exercise of stock options

(5)	Includes 10,720 shares that could be acquired within 60 days through the exercise of stock options.

(6)	Includes 10,376 shares held jointly with Patty M. Montgomery, his wife, over which he shares voting and investment power; and 6,000 shares that could be acquired within 60 days through the exercise of stock options.

(7)	Includes 3,000 shares that could be acquired within 60 days through the exercise of stock options.

(8)	Includes 6,176 shares owned jointly with Dallas F. Stringfellow, her husband, over which she shares voting and investment power; 1,400 shares owned by Dallas F. Stringfellow, as to which shares she disclaims beneficial ownership; and 10,200 shares that could be acquired within 60 days through the exercise of stock options.

The Company is not aware of any arrangement that may operate at a subsequent date to effect a change in control of the Company.
AUDIT COMMITTEE REPORT
The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Committee’s responsibilities include providing for effective external audits of all corporate subsidiaries by a suitable independent accountant, providing for an effective and efficient internal audit program to serve all subsidiaries in an examining and advisory capacity, assisting the Board of Directors in fulfilling its fiduciary responsibilities for financial reporting and internal accounting and operations controls, and to act as an agent for the Board of Directors to help ensure the independence of internal and external auditors, the integrity of management, and the adequacy of disclosures to shareholders.
The Company’s management is responsible for preparing the Company’s financial statements. The Company’s independent accountants are responsible for auditing the financial statements. The Committee’s responsibility is to monitor and oversee these processes.
In this context, the Audit Committee has reviewed and discussed the audited 2007 financial statements with management, and has discussed with the independent accountants the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard AU Section 380 – “ Communication with Audit Committees”, and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented, including their judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material terms that have been discussed with management of the Company; and other material written communication between the independent accountants and management of the Company, such as any management letter or schedule of unadjusted differences.
The Audit Committee has received and has discussed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has considered the compatibility of non-audit services with the independent accountants’ independence, and has discussed with the accountants the accountants’ independence.
Based on its review and discussions with the auditors and management, the Audit Committee recommended, and the Board of Directors approved, that the audited financial statements be included in the Company’s 2007 Annual Report and in the Company’s Form 10-K for 2007 filed with the Securities and Exchange Commission.
The four members of the Audit Committee are independent as defined by the NASDAQ listing standards and applicable SEC regulations.

Audit Committee:
John B. Adams, Jr.	Douglas C. Larson
Sterling T. Strange	H. Frances Stringfellow, Chairman

PRINCIPAL ACCOUNTANT FEES
The following table presents the fees for professional audit services rendered by Smith Elliott Kearns & Company, LLC for the audit of the Company’s annual financial statements for the years ended December 31, 2007 and 2006 and fees billed for other services rendered by Smith Elliott during those periods. All services reflected in the following fee table for 2007 and 2006 were pre-approved in accordance with the policy of the Audit Committee of the Board of Directors.

	Year Ended December 31,
	2006	2007

Audit fees[1]	$49,495	$68,470
Audit-related fees[2]	15,510	$11,950
Tax fees[3]	1,470	—
All other fees	—	—

	$66,475	$80,420

(1)	For 2007, includes amounts billed through December 31, 2007, and additional amounts estimated to be billed for the 2007 audit.

(2)	Audit related fees for 2006 and 2007 consist of fees billed for the annual ERISA audits of the Company’s benefit plans.

(3)	Tax fees for 2006 consist of fees billed for assistance with W-2 filing requirements for salaries, wages and benefits.
The Audit Committee considers the provision of all of the above services to be compatible with maintaining the independence of Smith Elliott, the Company’s independent registered public accounting firm.
PRE-APPROVAL POLICIES
Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent public accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the Company’s independent registered public accounting firm in order to assure that the provisions of such services does not impair the accountants’ independence. The Audit Committee has delegated interim pre-approval authority to Ms. Stringfellow, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent accountant to management.
PROPOSAL TWO:
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
The Audit Committee has selected the firm of Smith Elliott Kearns & Company, LLC as the Company’s independent registered public accounting firm to audit the books of the Company and the Bank for the current year, to report on the consolidated statement of financial position and related statement of earnings of the Company and the Bank, and to perform such other appropriate accounting services as may be required by the Audit Committee. Smith Elliott audited the books of the Company and the Bank for 2007. A representative of Smith Elliott is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he so desires, and to respond to appropriate questions of the shareholders.
The Audit Committee and the Board of Directors recommends that the shareholders vote “FOR” ratifying the selection of Smith Elliott Kearns & Company, LLC for the purposes set forth above. The Company has been advised by Smith Elliott that the firm did not have any direct financial interest or any material indirect financial interest in the Company or the Bank in 2007. Should the shareholders vote “AGAINST” ratification, the Audit Committee will consider a change in accountants for the next year.
ANNUAL REPORT ON FORM 10-K
Financial statements of the Company are contained in the Annual Report for the year ended December 31, 2007, which accompanies this proxy statement. Upon written request sent to Fauquier Bankshares, Inc., c/o Secretary, 10 Courthouse Square, Warrenton, Virginia 20186, the Company will provide, at no cost to the shareholder, a copy of the Company’s Form 10-K for the year ended December 31, 2007, including the financial statements, as filed with the SEC.
PROPOSALS FOR 2009 ANNUAL MEETING OF SHAREHOLDERS
The deadline for submitting shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2009 Annual Meeting of Shareholders is December 19, 2008. Any such proposal received at the Company’s principal executive offices after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.
The deadline for submitting shareholder proposals (other than director nominations by shareholders) to be presented at the 2009 Annual Meeting of Shareholders, but which will not be included in the proxy statement and form of proxy relating to such meeting, is February 17, 2009. Any such proposal received by the Company’s principal executive offices after such date will be considered untimely and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.
OTHER MATTERS
The Board of Directors is not aware of any other matters to come before the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof, including whether or not to adjourn the Annual Meeting.

RETURN OF PROXIES
Whether or not you expect to attend this Annual Meeting, please complete, date, sign and return your proxy card as promptly as possible to assure representation of your shares and help assure a quorum for the Annual Meeting. You may revoke your proxy at any time prior to its exercise.

Fauquier Bankshares, Inc.

By Order of the Board of Directors

C. H. Lawrence, Jr.
Chairman
Warrenton, Virginia
April 18, 2008

ANNUAL MEETING OF SHAREHOLDERS OF
FAUQUIER BANKSHARES, INC.
May 20, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS PRESENTED.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	The election as directors of all nominees listed (except as marked to the contrary below):				2.	The ratification of the selection of Smith Elliott Kearns & Company, LLC, as independent public accountants for the Company for 2008.	☐	☐	☐
☐		CLASS III NOMINEES:
	FOR ALL NOMINEES	¡	Douglas C. Larson
		¡ ¡	Randolph T. Minter H. Frances Stringfellow
     This proxy is revocable and will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all director nominees in Proposal One and FOR Proposal Two. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxy holders in their best Judgment. At the present time, the proxy holders know of no other business to be presented at the Annual Meeting.

☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See Instructions below)

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and Proxy Statement dated April 18, 2008 and of the 2007 Annual Report to Shareholders.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority, as shown here: ●					PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FAUQUIER BANKSHARES, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 20, 2008, 11:00 a.m. Eastern Time
     The undersigned hereby appoints John B. Adams, Jr., Brian S. Montgomery and Sterling T. Strange, III and each of them (with full power to act without the others) to act as proxy for the undersigned, and to vote all shares of Common Stock of Fauquier Bankshares, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on May 20, 2008, at 11:00 a.m. Eastern Time, at The Fauquier Springs Country Club, Springs Road, Warrenton, Virginia, and at any adjournments thereof, as set forth on the reverse side.
(Continued and to be marked on the other side.)

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